THE INCENTIVE SAVINGS PLAN OF
                   THE CONTINENTAL CORPORATION
          (Amended and Restated as of January 1, 1994)
           (Incorporates Amendments No. 1 through 28)


To encourage and assist their employees to save regularly, The
Continental Corporation and certain of its United States affiliates have established the Incentive Savings Plan of The Continental
Corporation hereinafter set forth.

                            ARTICLE I

                           Definitions

The following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth below:

     1.1  Accounts.  The Participant After-Tax Contributions
          Account, Participant Tax-Deferred Contributions Account, an Employee's Rollover Account and the Company
          Contributions Account maintained for a Participant.

     1.2 Administrator. An individual appointed by the Incentive Savings Plan Committee to serve in this capacity. The
          Administrator is not precluded from serving as a Trustee.

     1.3  Affiliated Corporation.

          (a) A corporation controlling, controlled by or under common control with the Company, through ownership, directly or indirectly through one or more intermediaries, of at least a majority of the voting stock of the controlled corporation; or

          (b) A corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) of which any Employer is a member.

     1.4  Board of Directors.  The Board of Directors of the
          Company.

     1.5 Break in Service. A period of at least twelve consecutive months beginning on a person's severance from service date (as defined in Section 1.12) and ending on the first anniversary thereof, during which a person does not perform an Hour of Service.

          However, for the purpose of the foregoing, in the event a person incurs a severance from service date (as defined in Section 1.12) (i) by reason of such person's pregnancy, (ii) by reason of the birth of a child of such person, (iii) by reason of the placement of a child with such person in connection with the adoption of a child by such person, or (iv) for the purpose of caring for such child for a period beginning immediately following such birth or placement, then a "Break in Service" shall mean a period of at least twenty-four consecutive months beginning on the person's severance from service date (as defined in Section 1.12) and ending on the second anniversary thereof, during which the person does not perform an Hour of Service. Additionally, the period between the first and second anniversaries of the first day of absence from work shall neither be a period of service nor a period of severance.

     1.6 Company. The Continental Corporation, a New York corporation.

     1.7 Company Contributions. The amounts contributed under the Plan by the Employers for the benefit of Participants.

     1.8  Company Contributions Account.  The assets, Investment
          Shares and Investment Units credited to a Participant that are attributable to Company Contributions made with respect to such Participant.

     1.9 Compensation. The regular basic compensation payable to a Participant by an Employer prior to reduction for tax-deferred contributions under Section 2.4 of this Plan or reduction to reflect tax-exempt contributions or benefit payments, excluding Company contributions under this or any other employee benefit plan of an Employer, overtime pay, bonuses, commissions (except to the extent that under the rules of an Employer commissions are in lieu of base salary or wages), fees and other occasional or extraordinary payments. In no event will Compensation for any pay period exceed $200,000 in 1989, or such amount as increased by the Secretary of the Treasury for years after 1988, divided by the number of pay periods in the calendar year. In no event will Compensation for any pay period exceed $150,000 in 1994, or such amount as increased by the Secretary of the Treasury for years after 1994, divided by the number of pay periods in the calendar year.

     1.10 Employee. A person employed by an Employer excluding any officer or director who is not compensated by regular salary.

     1.11 Employer.  The Company and those of its Affiliated
          Corporations it designates.

     1.12 Employment. That period of time which begins on a person's employment or reemployment commencement date and ends on his severance from service date. A person's employment commencement date is the date on which he first performs an Hour of Service. A person's reemployment commencement date is the first date on which he performs an Hour of Service after a period of severance. A period of severance commences on a person's severance from service date and ends on the first date thereafter on which he performs an Hour of Service. A severance from service date is the earlier of the date on which a person quits, is discharged, retires or dies, or the first anniversary of the date on which he does not perform an Hour of Service for any other reason.

     1.13 Entry Date.  Any pay date.

     1.14 ERISA.  The Employee Retirement Income Security Act of
          1974, as amended from time to time.

     1.15 Hour of Service. An hour for which a person is directly or indirectly compensated (including back pay irrespective of mitigation of damages) by an Employer or an Affiliated Corporation which is not an Employer. In addition, eight Hours of Service shall be credited for each scheduled workday for which a person is on:

          (a) Any period of absence on leave without pay (in the granting of which, persons in similar circumstances will be treated in a uniform and nondiscriminatory manner), provided the person returns to Employment at or prior to the termination of the leave; and

          (b) Any period of absence in the service of the armed forces of the United States in time of war or national emergency, provided the person returns to Employment within 90 days after the termination of his service in such armed forces or within such longer period as his employment rights are protected by law. Notwithstanding the foregoing, any person who is scheduled to work for the regular workweek of an Employer or an Affiliated Corporation at the person's location (or who was scheduled to do so at the beginning of a period of absence described in clauses (a) or (b) of the preceding sentence), shall be credited with 190 Hours of Service for each calendar month for which he is entitled to be credited with at least one Hour of Service under the preceding sentence. The foregoing shall be construed so as to avoid duplication of credit for Hours of Service for a single hour.

               Hour of Service shall be computed and credited in accordance with paragraphs (b) and (c) of section
               2530.200b-2 of the Department of Labor regulations.

     1.16 (a) Investment Shares. The undivided interests in the Vanguard/Wellington Fund, Vanguard U.S. Growth Portfolio and Vanguard Index Trust-500 Portfolio of the Trust Fund provided for in Article IV of the Plan.

          (b) Investment Units. The undivided interests in the Continental Stock Fund and Interest Savings Fund of the Trust Fund provided for in Article IV of the Plan.

     1.17 Participant. A person for whom an Account is maintained under the Plan (other than an Employee for whom only a Rollover Account is maintained).

     1.18 (a) Participant After-Tax Contributions Account. The assets, Investment Shares and Investment Units credited to a Participant that are attributable to all of his own contributions made prior to January 1, 1984 and attributable to his After-Tax Contributions made after January 1, 1984. After-Tax Contributions shall mean Participant Contributions other than Tax-Deferred Contributions.

          (b)  Participant Tax-Deferred Contributions Account.
               The assets, Investment Shares and Investment Units credited to a Participant that are attributable to his own Tax-Deferred Contributions made after January 1, 1984. Participant Tax-Deferred Contributions are contributions not subject to federal income tax when made in accordance with
               Section 401(k) of the Internal Revenue Code of 1986 as amended and applicable regulations.

   1.19 Plan. This Incentive Savings Plan as herein set forth or, if hereafter amended, as so amended.

   1.19A Plan Year. The Plan Year and the limitation year shall be a calendar year.

   1.20  Trust Agreement.  The agreement described in Article IV of the
         Plan.

   1.21 Trustees. The trustees provided for in Article IV of the Plan or any successor trustees designated in accordance with the terms of the Trust Agreement.

   1.22 Trust Fund. The cash and investments held at any one time by the Trustees.

   1.23 Years of Vesting Service. One Year of Vesting Service shall be credited for each 12 months of Employment:

         (a) For periods prior to January 1, 1976, measured from the date a person first became eligible to elect to become a Participant;

         (b) For periods after December 31, 1975, including periods of no more than twelve months' duration between periods of Employment (i) which are begun by reason of quit, discharge or retirement or (ii) which are begun for any other reason but in the course of which a quit, discharge or retirement occurs. Periods during which an Employee otherwise eligible to become a Participant does not become one solely by reason of his declining to contribute to the Plan are not, however, included.

         Service of individuals who are leased employees or employed in noncovered employment for the Employer controlled group and affiliated service group will be counted for vesting purposes.

   1.24 Incentive Savings Plan Committee (or "Committee"). A Committee whose members are the named fiduciaries (as defined by ERISA) of the Plan. Members of the Incentive Savings Plan Committee are individuals appointed by the Compensation Committee to serve in this capacity.

   1.25 Compensation Committee. The Compensation Committee of the Board of Directors as appointed from time to time.

                              ARTICLE II

             Participation and Participants' Contributions

   2.1 Participants On January 1, 1993. Every person who is an Employee on January 1, 1993 and who was a Participant on December 31, 1992 shall continue to be a Participant on January 1, 1993.

   2.2   Eligibility.

         (a) Every Employee shall be eligible to participate in accordance with the rules set forth in Section 2.2(b) of this plan unless he is:


              (i) an Employee who is compensated exclusively on a commission or fee basis (except to the extent that under the rules of an Employer commissions are in lieu of base salary or wages);

              (ii) an Employee covered by a collective bargaining
                   agreement between employee representatives and one or more Employers, if such agreement does not expressly provide for coverage by this Plan and if retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer or Employers;

              (iii) Employee employed in Canada; or

              (iv) an Employee employed outside the United States who is not a citizen of the United States.

         (b) Every Employee eligible to participate under Subsection 2.2(a) shall be eligible to elect to become a Participant on any Entry Date (provided he is then an Employee) following the close of any twelve-month period during which he completed 1,000 Hours of Service. A Participant who incurs a period of severance but returns to Employment shall again be eligible for Plan participation as of the first Entry Date coincident with or next following his reemployment commencement date, provided:

              (i) he is eligible to participate under Subsection 2.2(a), and

              (ii) he again satisfies the conditions of Section 2.3.

   2.3 Election to Participate. Participation in the Plan by Employees is voluntary. An Employee who is eligible to elect to become a Participant on any Entry Date and who wishes to participate in the Plan must elect to do so by signing and filing with the Administrator at least 14 days before an Entry Date the form of election provided by the Administrator for such purpose. In the form of election to participate, the Employee shall specify the percentage of Compensation he elects to contribute under the Plan on each pay date and authorize such amounts to be taken from his Compensation, and shall agree to be bound by all the terms and provisions of the Plan. Upon filing such election he shall become a Participant, and the percentage of Compensation he elected to contribute under the Plan shall begin to be taken from his Compensation with the Entry Date elected.

   2.4   (a)  Amount and Allocation of Participants' Contributions.  A
              Participant may elect to contribute under the Plan on each pay date any whole number percentage but not more than 15% of his Compensation, subject to the limitations of Section 415 of the Internal Revenue Code of 1986, as amended (after the application of Section 3.1 of this Plan). Participant Contributions may be After-Tax Contributions or Tax-Deferred Contributions. However, in no event may the Tax-Deferred Contribution for a Participant exceed $8,994 during 1993 or such amount as increased by the Secretary of the Treasury for years after 1993. In the event that the percentage of compensation a Participant elects to contribute and allocate to Tax-Deferred Contributions would result in exceeding the dollar limitation in the preceding sentence, any excess over such limitation shall automatically be reallocated to After-Tax Contributions unless the Participant elects to cease contributions for the balance of the calendar year.

              The percentage of Compensation that the Participant elects to contribute under the Plan and the allocation of such percentage between Tax-Deferred (subject to the dollar limitation in this paragraph) and After-Tax Contributions will continue in effect so long as he continues to participate except that effective on any Entry Date after he becomes a Participant he may increase or decrease the percentage of Compensation he will contribute on each pay date thereafter, change such allocation or he may suspend making contributions, in each case by signing and filing with the Administrator, at least 14 days before a pay date, a form provided by the Administrator for such purpose, specifying (unless he suspends making contributions) the percentage of Compensation he elects to contribute under the Plan for each pay date thereafter and authorizing such amount to be taken from his Compensation or the new allocation thereof. Upon filing such form, unless he has elected to suspend making contributions, the new percentage of Compensation he has elected to contribute under the Plan and/or the new allocation shall begin to be taken from his Compensation on the pay date elected. A Participant who has suspended making contributions may resume making contributions effective as of any Entry Date thereafter by complying with the requirements set forth above for increasing the percentage of Compensation to be contributed.

         (b) Contribution Limitations for Employees Residing in Puerto Rico. The provisions in Section 2.4(a) notwithstanding, if a Participant resides in Puerto Rico, the Participant's Tax-Deferred Contributions in any calendar year may not exceed 10% of compensation and shall be subject to any other limitations established by applicable laws of the Commonwealth of Puerto Rico.

         (c) Actual Deferral Percentage Limitation. The rules in subsection 2.4(a) notwithstanding, the following rules and limitation shall apply to a Participant's Tax Deferred Contributions. In the event that the Administrator shall at any time determine that the spread between the percentage of compensation contributed to the Plan as Tax-Deferred Contributions for (i) "highly compensated employees" (within the meaning of Section 414(q) of the Code and the regulations thereunder) of the participating Employers, and
              (ii) all other eligible Employees will not meet either of the following tests:

              (i) the actual deferral percentage for the group of "highly compensated employees" is not more than the actual deferral percentage for all other eligible employees multiplied by 1.25; or

              (ii) the excess of the actual deferral percentage for the
                   group of "highly compensated employees" over that of all other eligible Employees is not more than 2 percentage points, and the actual deferral percentage for the group of "highly compensated employees" is not more than the actual deferral percentage of all other eligible Employees multiplied by 2.0, the Administrator, in his sole discretion, may unilaterally reduce, on a prospective basis, the maximum percentage of compensation which such "highly compensated employees" elected to be Tax-Deferred Contributions under the Plan. Upon written notice from the Administrator to an affected Participant, the Participant's election of Tax-Deferred Contributions shall be automatically adjusted as of the date specified by such notice, without any further action on the part of such Participant or his Employer, to conform to the new limitation imposed by the Administrator and unless such Participant otherwise instructs the Administrator in a written notice, his election of After-Tax Contributions (if any) also shall be automatically adjusted so as to increase the percentage of his compensation which shall be contributed pursuant thereto by the amount of such automatic adjustment to the Participant's Tax-Deferred Contributions. The Administrator, in his sole discretion, may at any time remove any limitation imposed by him under this Subsection 2.4(c) and, upon written notice from the Administrator to the affected Participants, any modifications to the Participant's Tax-Deferred Contributions and Participant's After-Tax Contributions resulting from such limitation shall automatically cease to be effective and such elections shall continue in effect under the terms that existed immediately prior to such modifications.

              If after the close of the Plan Year, the Administrator shall determine that the spread, as determined by the tests above, between the percentage of compensation contributed to the Plan by means of Tax-Deferred Contributions for (i) "highly compensated employees" of the Participating Employers, and
              (ii) the remaining Employees required to be considered under
              Section 401(k) of the Code and the regulations thereunder, for the Plan Year then ended is such that the Tax-Deferred Contributions would fail to qualify as a "qualified cash or deferred arrangement" under Section 401(k) of the Code for such Plan Year, then, to the extent necessary to so qualify and as permitted by the Internal Revenue Service, a portion of the Tax-Deferred Contributions for such Plan Year of some or all of the "highly compensated employees" automatically shall be converted into After-Tax Contributions or paid to the Participants. Such conversion will be made by converting the Tax-Deferred Contributions, to the extent permitted, of the highly compensated employee with the highest deferral percentage to After-Tax Contributions to the extent necessary to meet the applicable test, or to the extent necessary to equal the deferral percentage of the next highest deferral percentage of a highly compensated employee. This process will be repeated until the applicable test is satisfied. Affected participants will be notified of conversion within 2-1/2 months after the end of the applicable year. If payment is required, such payment shall include a pro rata share of investment earnings credited to the participant's accounts for the affected period as determined in accordance with Internal Revenue Service regulations and shall be paid to the Participants not later than 2-1/2 months after the end of the applicable calendar year. The Tax-Deferred and After-Tax Contributions Accounts of any affected Participant shall be adjusted accordingly, and the Administrator shall take, and instruct the appropriate Employers to take, such other action as shall be necessary or appropriate to effectuate such conversion or payment. The Administrator shall notify the affected Participants of the conversion or payment within 2-1/2 months after the end of the applicable calendar year.

              For purposes of this Section 2.4(c) and Sections 2.4(d) and 2.4(e), the term "compensation" shall mean all compensation payable by an Employer that is reportable as includable gross income of an Employee for the applicable year, plus any amounts not so included for such year that represent Tax-Deferred Contributions under Section 2.4(a) or tax-exempt contributions by an Employee that are permissible under Section 125 of the Internal Revenue Code.

              For purposes of this Section 2.4(c) and Sections 2.4(d) and 2.4(e), the Administrator may elect, for the purpose of determining who are "highly compensated employees", that (pursuant to the applicable regulations under Section 414(q) of the Code) the look-back year calculation for a determination year shall be on the basis of the calendar year ending with the applicable determination year. If the Administrator makes the foregoing election, then such election will also apply to any plan of the Employer or an Affiliated Corporation which is not an Employer which qualifies under Section 401(a) of the Code.

         (d) Actual Contribution Percentage Limitation. The rules in Subsection 2.4(a), 2.4.(b) or 2.4(c) notwithstanding, the following rules and limitations shall apply to a Participant's After-Tax Contributions. In the event that the Administrator shall at any time determine that the spread between the sum of the percentage of compensation contributed to the Plan as After-Tax Contributions and the Company Contributions for (i) "highly compensated employees" (within the meaning of Section 414(q) of the Code and the regulations thereunder) of the participating Employers, and
              (ii) all other eligible Employees will not meet either of the following tests:

              (i) the average of the sum of the percentage of compensation contributed as After-Tax Contributions plus Company Contributions calculated separately for each member of the group of "highly compensated employees" is not more than the average of such percentages for all other eligible employees multiplied by 1.25;

              (ii) the excess of the average of the sum of such
                   percentages for the group of "highly compensated employees" over that of all other eligible Employees is not more than 2 percentage points, and the average of the sum of such percentages for the group of "highly compensated employees" is not more that the sum of the average of such percentages of all other eligible employees multiplied by 2.0, the Administrator, in his sole discretion, may unilaterally reduce the maximum percentage of compensation which such "highly compensated employees" elected to be After-Tax Contributions under the Plan. Upon written notice from the Administrator to an affected Participant, the Participant's election of After-Tax Contributions shall be automatically adjusted as of the date specified by such notice, without any further action on the part of such Participant or his Employer, to conform to the new limitation imposed by the Administrator, and the Participant's direct compensation shall be increased by the amount of such adjustment. The Administrator, in his sole discretion, may at any time remove any limitation imposed by him under this Subsection 2.4(d) and, upon written notice from the Administrator to the affected Participants, any modifications to the Participant's After-Tax Contribution resulting from such limitation shall automatically cease to be effective and such elections shall continue in effect under the terms that existed immediately prior to such modifications.

              If after the close of the Plan Year, the Administrator shall determine that the spread, as determined by the test above, between the average of the sum of the percentages of After-Tax and Company Contributions for (i) the group of "highly compensated employees" of the Participating Employers, and (ii) the remaining eligible Employees for the Plan Year then ended is such that the After-Tax and Company Contributions would fail to qualify under Section 401(m) of the Code for such Plan Year, then, to the extent necessary to so qualify, a portion of the After-Tax Contributions for such Plan Year of some or all of the "highly compensated employees" shall be reduced by payment of the excess portion of such contributions, together with a pro rata share of investment earnings for the applicable year as determined in accordance with Internal Revenue Service regulations, to the affected Participants within 2-1/2 months of the end of such Plan year.

         (e) Aggregate Contribution Limitation. Each year after the determination of the limits and adjustments, if any, to the contributions of highly compensated employees as required by Subsections (c) or (d) of this Section 2.4, the rules of those subsections notwithstanding, the Administrator shall make further adjustments to the Tax-Deferred Contributions or After-Tax Contributions of highly compensated employees if the aggregate contribution limit is exceeded. The aggregate contribution limit is the sum of (i) and (ii) where

              (i) is 125 percent of the greater of the actual deferral percentage, as determined under Section 2.4(c), of non-highly compensated employees eligible to participate in the Plan or the actual contribution percentage, as determined under Section 2.4(d) for such employees, and

              (ii) is two percentage points plus the lesser of the actual deferral percentage or the actual contribution percentage of the non-highly compensated employees eligible to participate in the Plan,but not more than 200 percent of the lesser of such percentages.

              If an adjustment is required because the aggregate contribution limit is exceeded, the Administrator shall reduce the After-Tax Contributions of the highly compensated employees who are Participants to the extent necessary to meet the aggregate contribution limit. Such reduction will be determined using the method described in Section 2.4(c) for conversions of Tax-Deferred Contributions to After-Tax Contributions. The amount of any necessary reductions will be paid, together with the pro rata share of investment earnings credited to such accounts, to the affected highly compensated Participants within 2-1/2 months after the end of the applicable year.

         (f) Contribution Limitations. Anything in this Section 2.4 to the contrary notwithstanding, in no event shall contributions to this Plan exceed the maximum contributions permitted under Sections 401(k) and 401(m) of the Internal Revenue Code of 1986.

   2.5 Payment of Participants' Contributions to Trustees. As promptly as practicable after each pay date, the Employers will transmit the Participant's contributions to the Trustees to be held in the Trust Fund for the benefit of the respective Participants. The amount of each Participant's contributions will be credited to his Participant After-Tax Contributions Account or Tax-Deferred Contributions Account as elected in accordance with Section 2.4 and invested in accordance with Article IV of the Plan.

   2.6 Rollover Contributions and Account. Subject to the approval of the Administrator, an Employee (even if not a Participant) may transfer to the Trust Fund the cash amounts and/or property accumulated for the Employee under any other qualified corporate retirement or profit sharing plan or plans, either directly or through a rollover IRA.

         However, the Employee must certify to the Administrator that the cash amounts and/or property being transferred qualifies as a "rollover contribution" under application law and regulations. Such rollover contribution, upon receipt by the Trustee, shall be converted into cash and deposited in the Employee's Rollover Account and shall become subject to all of the terms and conditions of this Plan and the Trust Agreement after it is transferred. The Employee shall be 100% vested at all times in his Rollover Account. No transfer subject to Code Section 401(a)(11) will be permitted.

                              ARTICLE III

                         Company Contributions

   3.1 Amount of Company Contributions. The Employers will contribute under the Plan on each pay date, out of the current or accumulated earnings or profits of the Employers, an amount that shall match the first 6% of Compensation contributed on that pay date by Participants in accordance with the following schedule:



                                         Amount to be Contributed By
                                         Employers as a Percentage
          Fund to Which Participant Has  of First 6%of Compensation
          Allocated His Contribution     Contributed By Participants

          Continental Stock Fund                     110%
          All Other Funds                            100%

          Company Contributions shall be allocated among the investment funds in the same proportions as elected by the Participant for his Contributions.

          In addition, the Company Contributions during a Plan Year on behalf of any Participant shall not exceed the limitations of
          Section 415 of the Internal Revenue Code of 1986, as amended. The provisions of Code Section 415 and the Treasury Department Regulations promulgated thereunder, shall be incorporated by reference into the Plan, provided, however, that in the case of any Participant as to whom the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year exceeds 1.0 (prior to the application of this paragraph and Section 2.4(a)), the projected annual retirement benefit payable under The Retirement Plan of The Continental Corporation shall be reduced to the extent required to make such sum 1.0.

          The Employers will also contribute, out of the current or accumulated earnings or profits of the Employers, any amounts restored for a former Participant pursuant to Section 5.8 hereof. During each year for which an Employer joins in the filing of a consolidated Federal income tax return, those Employers joining in such filing will pay the portion of the Company Contributions made during such year with respect to Participants who are in the employ of such Employers in such proportions as may be designated by the Company, provided that, if the Company has joined in such filing, all such Company Contributions will be paid by the Company. During each year for which an Employer does not join in filing a consolidated Federal income tax return, such Employer will pay the portion of the Company Contributions made during such year with respect to Participants who are in the employ of such Employer, but, if such Employer is prevented from making a contribution which it would otherwise have made under the Plan, by reason of having no current or accumulated earnings or profits or because such earnings or profits are less than the contribution which it would otherwise have made, then so much of the contribution which such Employer was so prevented from making may be made, for the benefit of the employees of such Employer, by any other Employer or Employers to the extent and in the manner permitted by Section 404(a)(3)(B) of the Internal Revenue Code as then in effect or any successor provision of the Federal income tax laws.

  3.2 In the event that Company Contributions made to the Plan can not be allocated to the accounts of Participants as a result of the operation of the limitations in Sections 2.4(c), (d) or (e) or 3.1, such Company Contributions will be allocated to a suspense account and shall be used to reduce future Company Contributions required under this Plan.


  3.3 Payment of Company Contributions to Trustees. Except in the case of Company Contributions made in Continental Common Stock to the Continental Stock Fund, which shall be made as promptly as practicable after each Stock Purchase Date, as defined in
          Section 4.2(d), as promptly as practicable after each pay date, when the Employers transmit the contributions taken from the Participant's Compensation to the Trustees, the Employers will also transmit Company Contributions to the Trustees to be held in the Trust Fund for the benefit of the Participants. When each Participant's contributions are credited to his Participant Contribution Accounts, as provided in Section 2.5 hereof, there will also be credited to the Company Contributions Account maintained for such Participant the Company Contribution with respect to such Participant, which shall be invested in accordance with Article IV of the Plan.

                              ARTICLE IV

                              Trust Fund

  4.1 Trustees. All Participant's contribution and Company Contributions shall be paid into, and all distributions herein provided for shall be paid from, a Trust Fund maintained by agreement between the Company, on behalf of the Employers, and Trustees designated by the Compensation Committee. No part of the Trust Fund may be used for or diverted to purposes other than for the exclusive benefit of Participants. The Trust Agreement shall be in such form and contain such provisions as the Compensation Committee may deem appropriate, including, but not limited to, provisions with respect to the powers and authority of the Trust Agreement, the authority of the Board of Directors or Compensation Committee to amend the Trust Agreement, the authority of the Board of Directors or Compensation Committee to settle the accounts of the Trustees on behalf of all persons having an interest in the Trust Fund, and the authority of the Compensation Committee to remove a Trustee and appoint a successor Trustee. When entered into, the Trust Agreement shall form a part of the Plan and all rights and benefits that may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. The Trustees shall choose brokers to effectuate transactions for all investment funds.

   4.2    (a) Investment of Trust Fund.  Except as set forth in Article
              VIII, the Trustees at the direction of the Incentive Savings Plan Committee shall invest and reinvest the Trust Fund and the income therefrom in either the Vanguard/Wellington Fund described in Section 4.2(b), the Interest Savings Fund described in Section 4.2(c), the Continental Stock Fund described in Section 4.2(d), the Vanguard U.S. Growth Portfolio described in Section 4.2(e), or the Vanguard Index Trust - 500 Portfolio described in
              Section 4.2(f) maintained in the Trust Fund for this purpose. Each Participant shall designate, by filing a notice with the Administrator in the manner prescribed by the Administrator, the percentage of such Participant Contributions and Company Contributions made in his behalf to be invested in each of the investment funds in multiples of 1% of such contributions. A Participant may change his election of investment funds for future Participant and Company Contributions made on his behalf daily by filing a notice with the Administrator in the manner prescribed by the Administrator for such purpose. The election by a Participant of allocations between investment funds shall be applicable to all contributions then being made in his behalf.

              A Participant may direct the transfer of the total value of his Accounts from one or more of the investment funds, as set forth in this Section 4.2, to any other investment funds as set forth therein. Except for transfers out of the Continental Stock Fund, a Participant may make such an election under this Section 4.2(a) daily by filing a notice with the Administrator in the manner prescribed by the Administrator. A Participant may make such an election under this Section 4.2(a) with regard to transfers out of the Continental Stock Fund by filing a notice with the Administrator, no more than twice in any calendar quarter, in the manner prescribed by the Administrator.

          (b) Vanguard/Wellington Fund. The Trustees shall invest and reinvest the Vanguard/Wellington Fund, and the income therefrom, without distinction between principal and income, in shares of the Vanguard/Wellington Fund, Inc., a diversified investment company which is managed by The Vanguard Group, Inc. and is a member of The Vanguard Group of Investment Companies. The Trustees shall maintain such part of the Vanguard/Wellington Fund in cash uninvested as they shall deem necessary or desirable. The Trustees shall be the owner of and have title to all the assets of the Vanguard/Wellington Fund and shall have full power to manage the same. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of investments of the Vanguard/Wellington Fund shall be charged to the Vanguard/Wellington Fund.

          (c) Interest Savings Fund. The Trustees at the direction of the Incentive Savings Plan Committee shall invest and reinvest the Interest Savings Fund, and the income therefrom, without distinction between principal and income, in short-term investments such as credit investments, commercial paper, certificates of deposit, bankers' acceptances, U.S. Government or Agency securities, repurchase agreements and demand notes, all with maturities of less than one year, and in floating rate notes that include a provision for resetting the interest rate at least once each year during the term of the note, or bonds, notes or other evidence of indebtedness which may be put back to the issuer within one year of purchase by an investor. Alternately, the Trustees are authorized to invest and reinvest the Interest Savings Fund, and the income therefrom, without distinction between principal and income, in Guaranteed Interest Contracts ("GIC") and similar financial instruments guaranteed by an insurance company, bank or an agency of the U.S. Government.
              However, in no event may the Trustees invest the Interest Savings Fund in any securities or debt instruments of any kind issued by an Employer or Affiliated Corporation. The Trustees at the direction of the Incentive Savings Plan Committee shall maintain such part of the Interest Savings Fund in cash uninvested as they shall deem necessary or desirable. The Trustees shall be the owner of and have title to all the assets of the Interest Savings Fund and shall have full power to manage the same at the direction of the Incentive Savings Plan Committee. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of investments of the Interest Savings Fund shall be charged to the Interest Savings Fund.

          (d) Continental Stock Fund. The Trustee at the direction of the Incentive Savings Plan Committee shall invest and reinvest the Continental Stock Fund, and the income therefrom, in the common stock of The Continental Corporation. Purchases of common stock of The Continental Corporation by the Trustee shall be made on any day but, if purchases cannot be made on such date because the stock exchanges on which such stock is traded are closed or because trading in the common stock of The Continental Corporation has been suspended or halted on such date, the purchases will be made on the next date on which such exchanges are open for trading or trading in the Common Stock of The Continental Corporation is resumed, as the case may be (the "Stock Purchase Date"). For temporary periods, until stock purchases are made, the Trustee will invest cash in short-term investments as permitted for the Interest Savings Fund and described in Section 4.2(c). Continental common stock may be purchased from the Company or from Employers or from other sources, provided that (i) if the Company issues to its shareholders warrants or rights for the purchase of Continental common stock or makes available a dividend reinvestment plan for shareholders, the Trustee in its discretion may exercise any warrants or rights the Trustee may hold or subscribe to such dividend reinvestment plan and (ii) the Company or any other Employer may, at its election contribute newly issued or Treasury shares of Continental common stock to the Trustee in lieu of the equivalent amount of cash, as provided in Section 3.2. The dollar amount of the Company Contribution shall be established as soon as practicable after each payday, however, in the event that the Company or any other Employer elects to contribute shares of Continental Common Stock in lieu of cash or if the Trustee purchases such shares from the Company or any of its subsidiaries, the purchase price of such shares so contributed or so purchased shall be the mean of the high and low prices for sales of common stock of The Continental Corporation as reported on the composite tape of the New York Stock Exchange on the next Stock Purchase Date. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of Continental Common Stock for the Continental Stock Fund shall be charged to the Continental Stock Fund.

          (e) Vanguard U.S. Growth Portfolio. The Trustees shall invest and reinvest the Vanguard U.S. Growth Portfolio, and the income therefrom, without distinction between principal and income, in shares of the Vanguard U.S. Growth Portfolio, a diversified investment company which is managed by The Vanguard Group, Inc. and is a member of The Vanguard Group of Investment Companies. The Trustees shall maintain such part of the Vanguard U.S. Growth Portfolio in cash univested as they shall deem necessary or desirable. The Trustees shall be the owner of and have title to all the assets of the Vanguard U.S. Growth Portfolio and shall have full power to manage the same. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of investments of the Vanguard U.S. Growth Portfolio shall be charged to the Vanguard U.S. Growth Portfolio.

          (f) Vanguard Index Trust - 500 Portfolio. The Trustees shall invest and reinvest the Vanguard Index Trust - 500 Portfolio, and the income therefrom, without distinction between principal and income, in shares of the Vanguard Index Trust - 500 Portfolio, a diversified investment company which is managed by The Vanguard Group, Inc. and is a member of The Vanguard Group of Investment Companies. The Trustees shall maintain such part of the Vanguard Index Trust -500 Portfolio in cash univested as they shall deem necessary or desirable. The Trustees shall be the owner of and have title to all the assets of the Vanguard Index Trust - 500 Portfolio and shall have full power to manage the same. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of investments of the Vanguard Index Trust - 500 Portfolio shall be charged to the Vanguard Index Trust - 500 Portfolio.

   4.3 Valuation of Investment Shares and Investment Units. The value of an Investment Share or an Investment Unit shall be determined on each business day by the Trustees.

   4.4 Annual Statement to Participants. As soon as practicable after the last day of each year the Administrator will furnish by mail or otherwise to each Participant a statement showing the amount of his contributions that has been credited to his Participant After-Tax Contributions Account, his Tax-Deferred Contributions Account and his Rollover Account, the amount of the Company Contributions that has been credited to his Company Contributions Account, and the value of all assets, Investment Shares and Investment Units credited to his Accounts as of the last day of such year.

                               ARTICLE V

                     Distribution to Participants

   5.1 Termination of Employment at or After Age 60 if Employment Commenced Prior to January 1, 1988, or on Account of Disability or After 5 Years of Vesting Service. A Participant who terminates Employment at or after age 60, if employment commenced prior to January 1, 1988, or who at any age terminates Employment and is granted long-term disability benefits under the Company's Long-Term Disability Plan, or who at any age terminates Employment after 5 Years of Vesting Service, shall, unless he elects optional deferred distribution in accordance with Section 5.6, receive a distribution, equal to the value as of the date the Trustee receives the required documentation of all assets, Investment Shares and Investment Units then credited to his Accounts. Notwithstanding the foregoing, a Participant who is granted long-term disability benefits under the Company's Long-Term Disability Plan may make an irrevocable election in writing on or before the date his long-term disability benefits commence to defer the distribution from his accounts until the last day of the twelfth month after his long-term disability benefits commence. The distribution to which the Participant shall be entitled if he elects such deferral shall be equal to the value of all assets, Investment Shares and Investment Units credited to his Accounts as of the deferred distribution date.

   5.2 Death of Participant. A Participant may file with the Administrator a designation of beneficiary, on a form provided by the Administrator, and at any time may change or revoke the same by filing with the Administrator a form provided by the Administrator for such purposes. However, if the Participant is married and the designated beneficiary is other than the Participant's spouse, then the foregoing form must be accompanied by the written consent of such spouse to the designation of the beneficiary. The consent of the spouse must acknowledge the effect of the designation and must either be notarized or witnessed by a plan representative. If a Participant does not file a designation of beneficiary, or there is no designated beneficiary living at the Participant's death, then the Participant's spouse, or if none, the executor of the Participant's will or the administrator of his estate shall be deemed to be his beneficiary for the purposes of the Plan. Upon the death of a Participant, his beneficiary shall receive a distribution equal to the value, as of the date the Trustee receives the required documentation, of all assets, Investment Shares and Investment Units then credited to the Participant's Account.

   5.3 Termination of Participant's Employment for Other Reasons. Except as provided in Section 8.4 in case of a Change in Control, a Participant who has not yet been credited with 5 years of Vesting Service and who, if his Employment commenced prior to January 1, 1988, before age 60 terminates Employment (other than on account of a disability for which he is granted long-term disability benefits under the Company's Long Term Disability Plan) shall, unless he elects optional deferred distribution in accordance with Section 5.6, receive a distribution equal to the value, as of the date the Trustee receives the required documentation, of all assets,, Investment Shares and Investment Units then credited to his Participant Contribution Accounts and his Rollover Accounts, in which the Participant is always 100% vested, and of the percentage of the assets, Investment Shares and Investment Units then credited to his Company Contributions Account in which he is then vested according to the following table:

             Number of Full Years              Percentage of Company
             of Vesting Service                Contributions Account
             At Termination of Employment      Vested in Participant

                Less than  1                             0
                     1                                  20
                     2                                  40
                     3                                  60
                     4                                  80
                     5 or more                         100

          In addition, a Participant shall be 100% vested in all his Accounts upon attaining his Normal Retirement Age which shall be the later of (a) the date the Participant attains age 65, or
          (b) the fifth anniversary of the time the Participant commences participation in the Plan.

     5.4 Forfeiture. When a Participant terminates Employment pursuant to Section 5.3 hereof and receives a distribution under Section
          5.5 hereof, the value of any assets, Investment Shares and Investment Units credited to his Company Contributions Account in which he is not vested pursuant to Section 5.3 hereof, shall be forfeited as of the date his Employment terminates, and shall be left in the Trust Fund. However, if a Participant terminates Employment pursuant to Section 5.3 hereof and defers distribution, then the value of any assets, Investment Shares and Investment Units credited to his Company Contributions Account in which he is not vested pursuant to Section 5.3 hereof shall be forfeited as of the date in which the earlier of the following events occurs (i) his receipt of a distribution under
          Section 5.5 hereof, or (ii) his completion of a five year Break in Service as defined in Section 1.5 hereof. Forfeitures for any calendar year shall not increase the benefits any Participant would otherwise receive under the Plan but shall be applied to reduce the Company Contributions under the Plan for that calendar year or to pay the expenses of the Plan as set forth in Section 7.5 of the Plan.

     5.5 Distributions. Subject to Sections 5.6 and 5.7 hereof, a distribution to a Participant or his beneficiary shall be made in a single payment as soon as practicable after the earlier of the death of the Participant, the termination of the Participant's Employment, or no later than the April 1 next following the December 31 of the year in which the Participant attains age 70-1/2, and may be made in cash or in kind or partly in each, as the Administrator in his sole discretion shall determine. If a Participant continues to make contributions to this Plan after the calendar year in which the Participant attains age 70-1/2, the vested balance in the Participant's accounts at the end of each calendar year shall be paid in a single payment as described in the preceding sentence. Benefits under the Plan will begin, unless the Participant otherwise elects in writing, no later than the 60th day after the latest of the Plan year in which (a) the Participant either reaches age 65 or the Plan's Normal Retirement Age, whichever comes first,
          (b) occurs the fifth anniversary of the year in which the Participant began participation under the Plan, or (c) the Participant terminates Service with the Employer.

     5.6 Optional Deferred Distribution. If the value of his Accounts is more than $3,500 on the applicable valuation date, a Participant may elect by written notice given in advance of his termination of Employment to defer a distribution until the last day of the twelfth month after his Employment terminates if he terminates prior to age 69-1/2 or, until his 65th birthday if he terminated prior to age 65. If a Participant electing a deferred distribution has an outstanding loan under Section 6.6 at the date of deferral, such loan must be repaid by the Participant through a direct payment to the Plan or a reduction of his remaining account balances before such deferral may become effective. Notwithstanding the foregoing, any Participant who (i) is a Retained Employee (as that term is defined in Section 5.1(a) of the Stock Purchase Agreement among The Continental Corporation, The Continental Insurance Company, Continental Reinsurance Corporation and Mellon Bank Corporation, dated as of June 30, 1993), (ii) has an outstanding loan under
          Section 6.6 and (iii) elects to defer his distribution for a twelve-month period shall be permitted to continue to repay the outstanding loan as provided for in Section 6.6. If a Participant makes an election after December 31, 1988 to defer a distribution in accordance with this Section 5.6, the vested value of the Participant's Accounts as determined in Sections
          5.1 or 5.3 shall be transferred to the Interest Savings Fund. The distribution to which the Participant shall be entitled shall be equal to the value of the Investment Units credited to such Participant's Accounts as of the last day of the twelfth month after the Participant's Employment terminates or the date of his 65th birthday, whichever is applicable. This election shall be irrevocable and shall constitute a waiver of the provisions of Article VI of the Plan, but it shall be inoperative if before his Employment terminates the Participant dies or becomes disabled. In the event a Participant returns to Employment prior to the end of his deferral period and again makes Participant Contributions, the deferral election shall be cancelled as of the Entry Date on which such Participant Contributions commence.

     5.7 Distribution of Employer Securities. Any Participant or his beneficiary entitled to a distribution under this Article V of the Plan from the Continental Stock Fund may elect, by written request received by the Administrator not later than the valuation date for such distribution, to receive payment in common stock of The Continental Corporation held by the Trust Fund or cash. Any common stock of The Continental Corporation distributed subject to such election shall be in whole shares only with the value of fractional share paid in cash.

     5.8 Restoration of Forfeited Amounts. If a Participant forfeits any of his Company Contributions Account pursuant to Section 5.3 hereof and reenters Employment before he has a Break in Service of at least 60 consecutive months, the dollar amount which he forfeited shall be restored as of the first Entry Date coinciding with or next following the date he reenters Employment in a separate account established for such Participant as a part of his Company Contributions Account.
          Section 5.3 notwithstanding, the Participant shall be vested at any time thereafter in that amount of such separate account equal to:

                         P(AB + (R x D)) - (R x D),

          where P is the Participant's vested percentage determined under
          Section 5.3 hereof at such time; AB is the balance in the separate account at such time; D is the amount of the prior distribution from his Company Contributions Account; and R is the ratio of the balance in the separate account at such time to the Participant's balance in his Company Contributions Account immediately after the prior distribution (but prior to any forfeiture).

     5.9 Payment of Distribution. Any distribution to be made pursuant to this Article V shall be made as soon as reasonably practicable after the valuation of the Participant's Accounts necessary for determining the amount of such distribution has been completed.

                              ARTICLE VI

                         Withdrawals and Loans

     6.1 Limitation on Withdrawals. A Participant who makes a withdrawal from the Plan pursuant to Section 6.2 hereof may not make another withdrawal pursuant to such section while he remains in Employment until 12 months after the date following such earlier withdrawal. He is not, however, precluded from making a hardship withdrawal pursuant to the provisions of Section 6.4 hereof or receiving a loan pursuant to the provisions of Section
          6.6 hereof.

     6.2 Amount of Withdrawal. By giving notice in writing to the Administrator, any Participant may make a withdrawal from his Accounts while he remains in Employment, subject to Section 6.1 hereof. Such withdrawal may be a specific dollar amount but not less than $1,000, or the amount of his After-Tax Contributions, or the value, as of the date such notice is received by the Trustee, of all assets and Investment Units then credited to Accounts to the extent vested and available as described in
          Section 6.3. If the Participant wishes to withdraw less than $1,000 he must withdraw the full amount of his Vested accounts then available unless the withdrawal is limited to his After-Tax Contributions.

     6.3 Order of Withdrawal From Accounts. Any withdrawal requested by a Participant shall be withdrawn from his Accounts in the following order until the amount of such withdrawal is obtained. Withdrawals shall first be made from a Participant's After-Tax Contributions Account, then if necessary from his Company Contributions Account (but not to exceed his then Vested interest therein), then from his Tax-Deferred Contributions Account and last from his Rollover Account provided that no withdrawal may be made under this Section from his Tax-Deferred Contributions Account or amounts in his Rollover Account unless the Participant has attained age 59-1/2 at the date of such withdrawal.



     6.4  Hardship Withdrawal.

          (a) In case of a Participant's illness, unusual need, emergency, or for the purpose of acquiring or preserving a home, or of providing for the education of the Participant or his dependents, the Administrator, in his sole discretion but in accordance with uniform policies established by the Administrator providing for treatment of Participants in similar circumstances in a similar fashion, may permit such Participant to make a hardship withdrawal from his After-Tax, or Vested Company Contributions Accounts (in that order) while he remains in Employment, upon such Participant's application therefor and if such Participant, at the time such application is made, has applied for all withdrawals under Section 6.2 which he is eligible to make at such time. Such hardship withdrawal shall be in cash and shall equal an amount, as determined by the Administrator, not exceeding the value, as of the date the withdrawal becomes effective, of the assets, Investment Shares and Investment Units then credited to such Participant's Accounts to which the Participant would be entitled pursuant to Sections 5.1 or
               5.3 hereof if such Participant terminated Employment (other than on account of a disability for which he is granted disability benefits under the Company's Long-Term Disability Plan) on the date the withdrawal becomes effective. The amount to be withdrawn shall first be withdrawn from his Participant After-Tax Contributions Account and to the extent the amount to be withdrawn would exceed the values of both such accounts combined, the excess shall be withdrawn from his Company Contributions Account.

          (b) An additional hardship withdrawal from a Participant's Tax-Deferred Contributions Account or Rollover Account may be approved by the Administrator, if such withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant, and the amount of the additional hardship withdrawal does not exceed the amount necessary to satisfy such need. Whether an immediate and heavy financial need exists shall be determined based on the relevant facts and circumstances. An immediate and heavy financial need will be considered to exist for purposes of this section of the Plan if a withdrawal is requested on account of:

               (i) medical expenses incurred by the Participant, the Participant's spouse, or any other dependents of the Participant;

               (ii) purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii) payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children, or other dependents;

               (iv) the need to prevent the eviction of the Participant
                    from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

               (v) other financial need considered to be immediate and heavy by the Administrator,

               and the Participant has represented, on a form provided by the Administrator, that the financial need can not reasonably be met from other financial resources available to him, including loans under Section 6.6. However, to the extent that a hardship withdrawal is made from a Participant's Tax-Deferred Contributions Account, or Rollover Account, on or after January 1, 1989 and prior to the Participant attaining age 59-1/2, such withdrawal may be made only to the extent of the Participant's contributions to such Accounts, and may not include investment earnings credited to such Accounts on or after January 1, 1989.

     6.5 Withdrawal of Less Than Full Account Value. In the event that any withdrawal is for less than the full value of an Account and such Account includes assets, Investment Shares or Investment Units in any of the investment funds such withdrawal shall be made, to the extent possible, proportionately from each investment fund under rules established by the Administrator for such purpose.

     6.6 Loans. In accordance with uniform policies established by the Administrator providing for treatment of Participants in similar circumstances in a similar fashion, the Administrator may, for any reasonable purpose he approves, lend to a Participant from the Trust Fund upon such Participant's application therefor, an amount not exceeding the value, on the day the loan is made, of the assets, Investment Shares and Investment Units then credited to his Accounts, subject to the following maximum. The Participant may borrow up to 50% of the (i) value of his Participant Contributions Accounts plus his Rollover Account and
          (ii) vested value of his Company Contributions Account.
          However, in no event may the outstanding balance of all loans to any Participant exceed $50,000. The $50,000 maximum shall be reduced by the excess (if any) of the highest outstanding loan balance from the Plan to such Participant during the preceding twelve-month period over the outstanding balance of loans from the Plan on the date the loan is made. Such loan shall bear interest at such reasonable rates as the Administrator may from time to time establish, shall be adequately secured, and shall be repaid over a period not to exceed five years, or fifteen years in the case of a loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant, in level payments made at least quarterly. If at the date of a distribution or withdrawal of his account balances a Participant has an outstanding loan balance, such loan balance shall reduce his account balances available for distribution or withdrawal. If at the date of termination of employment a Participant has an outstanding loan balance and elects deferred distribution under
          Section 5.6 of the Plan, then any loan balance shall reduce his account balances being deferred unless he has repaid such loan by direct payment to the Plan. Notwithstanding the foregoing, any Participant who (i) is a Retained Employee (as that term is defined in Section 5.6) and (ii) has an outstanding loan balance as of the date he makes an election to defer his distribution for twelve months as provided for in Section 5.6, may continue to repay his outstanding loan balance by direct payment to the Plan on the same terms and at the same rate he was repaying such loan at the date of his deferral election, except that the payments shall be made on a quarterly basis. Any remaining loan balance at the end of the twelve-month deferral period shall reduce his account balances available for distribution. All loans to a Participant shall be made pro rata from such Participant's Accounts invested in the investment funds.

     6.7 Payment of Withdrawal. Payment of any withdrawal pursuant to this Article VI shall be made as soon as reasonably practicable after the valuation of a Participant's Accounts necessary for determining the amount of such withdrawal has been completed.

     6.8 Determination of Vesting After A Withdrawal. Section 5.3 notwithstanding, if a Participant withdraws funds from his Company Contributions Account before he is 100% vested, then the Participant shall be vested at any time thereafter in that amount of his Company Contributions Account equal to:

                              P(AB + D) - D,

          where, for purposes of this Section 6.8, P is the Participant's vested percentage determined under Section 5.3 hereof at such time; AB is the balance in his Company Contributions Account at such time; and D is the amount of the prior withdrawal from his Company Contributions Account.

                              ARTICLE VII

                      Administration of the Plan

     7.1 Powers of the Incentive Savings Plan Committee. The Incentive Savings Plan Committee shall administer the Plan in accordance with its terms and shall have all powers and authority necessary or appropriate for carrying out their duties in that respect. Not in limitation but in amplification of the foregoing, the Incentive Savings Plan Committee, subject to the provisions of the Plan, from time to time shall adopt and establish such rules as they deem necessary or desirable for administering the Plan and shall establish a procedure for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of the law, which policy and method shall be reviewed at least annually. The Incentive Savings Plan Committee shall have full power and authority to interpret, construe and administer the Plan, and determine all questions that may arise hereunder. The Incentive Savings Plan Committee may correct any error or defect or supply any omission or reconcile any inconsistency in such manner and to such extent as they shall deem expedient to carry the Plan into effect, and they shall be the sole and final judge of such expediency. The interpretations and constructions of the Incentive Savings Plan Committee and all other acts and determinations of the Incentive Savings Plan Committee done or made in good faith, shall be final, conclusive and binding upon all parties, including each of the Affiliated Corporations, their employees, and the beneficiaries of Participants. The Incentive Savings Plan Committee may appoint in writing such persons, who need not be members of the Incentive Savings Plan Committee, as they may deem necessary or desirable for the effective exercise of the duties and responsibilities of the Incentive Savings Plan Committee, and may delegate to such persons in writing such duties and confer upon them in writing such powers, discretionary or otherwise, as the Incentive Savings Plan Committee may deemed expedient or appropriate. With respect to all or any portion of the Plan assets, the Incentive Savings Plan Committee may appoint an investment manager or managers, pursuant to Sections 402(c)(3) and 405(c)(1) of ERISA, to manage, acquire, or dispose of any assets of the Plan. Each such investment manager shall accept appointment as a fiduciary of the Plan and shall be either registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined under that Act, or an insurance company qualified under the laws of more than one state to manage, acquire, or dispose of Plan assets.

     7.2 Procedure of the Trustees. Except where the Trustee is a corporate Trustee, the following provisions shall govern. Where a corporate Trustee is appointed, it may act through any one or more of its duly authorized officers or employees. The Trustees shall designate one of their number as Chairman, and shall appoint a Secretary, who may, but need not, be a Trustee. The Chairman shall preside at all meetings of the Trustees at which he is present, but in his absence any Trustee may call the meeting to order and preside. The Secretary shall duly record or cause to be recorded all acts and determinations of the Trustees, and all records shall be preserved in his custody or as the Trustees may direct. Any act or determination that the Plan authorizes or requires the Trustees to do or make may be done or made by a majority of the Trustees at the time acting hereunder, and the act or determination of such majority of the Trustees expressed at any time and from time to time by a vote at a meeting or in writing without a meeting shall constitute the act or determination of the Trustees and shall have the same effect for all purposes as if assented to by all the Trustees serving at the time. Any person dealing with the Trustees or with any agent or representative of the Trustees shall be entitled to rely upon the certificate of the Chairman or Secretary as to the fact that any act or determination is the act or determination of the Trustees. The Trustees shall have the power to adopt rules for the time and place of their meetings, the notice to be given of such meetings, and all similar matters governing the conduct of the Trustees' business.

     7.3 Administrator. The Administrator shall have the duties and responsibilities set forth in this Plan and the duties and responsibilities imposed by law on the administrator of an employee benefit plan. In addition, the Administrator shall perform such other duties and responsibilities as may be delegated to him in writing by the Incentive Savings Plan Committee, and shall have such powers as may be conferred on him in writing by the Incentive Savings Plan Committee. The Administrator may appoint in writing such persons as he may deem necessary or desirable for the effective exercise of his duties and may delegate to such persons in writing such duties and responsibilities and confer upon them in writing such powers, discretionary or otherwise, as he may deem expedient or appropriate.

     7.4 Advice. The Trustees, Incentive Savings Plan Committee and the Administrator (and any person or persons to whom the Trustees, Incentive Savings Plan Committee or the Administrator have delegated any duties or responsibilities) may employ one or more persons to render advice with regard to any of the duties or responsibilities of the Trustees, Incentive Savings Plan Committee or the Administrator under the Plan.

     7.5 Expenses. The expenses of the Trustees, Incentive Savings Plan Committee and the Administrator in the administration of the Plan shall be paid, to the extent possible, from forfeitures in the Trust Fund. Any such expenses not paid from the Trust Fund shall be defrayed by the Company.

     7.6 Exoneration. The Trustees, Incentive Savings Plan Committee and the Administrator shall be entitled to rely upon all certificates and reports made by any independent public accountant, and upon all opinions of law given by any counsel (who may be counsel to an Employer) and shall be fully protected in respect to any act done or permitted or determination made in good faith in reliance upon any such certificate, report or opinion. Neither a Trustee, Incentive Savings Plan Committee nor the Administrator shall be liable to an Employer or to any employee or to any beneficiary of an employee on account of any act done or omitted or determination made in the performance of his duties under the Plan, nor for any act done or omitted by any agent or representative of the Trustees, Incentive Savings Plan Committee or the Administrator so long as such Trustee, Incentive Savings Plan Committee or Administrator has acted with the care, skill prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Neither shall any Trustee be liable to any person for any act done or omitted by any other Trustee except to the extent prescribed by law. The Company agrees to indemnify and hold harmless the Trustees, Incentive Savings Plan Committee and the Administrator from and against any liability they may incur in the administration of the Plan, unless arising from their own negligence or willful misconduct. The provisions of this
          Section 7.6 shall be effective only to the extent permitted by law.

     7.7  Benefit Claims Procedure.

          (a) In the event that any person makes a claim for benefits under this Plan and such claim is denied in whole or part, the Administrator, within a reasonable time, shall furnish to such person a written notice of such denial setting forth the specific reasons for such denial, specific references to the provisions of the Plan upon which such denial is based, a description of any additional material or information necessary for such person to provide including an explanation why such material or information is necessary, and an explanation of the review procedure under this Plan.

          (b) Any person whose claim for benefits is denied in whole or part may, within sixty days after receiving the foregoing notice, request in writing addressed to the Administrator a review by the Incentive Savings Plan Committee of the denial. In addition, any person who makes a claim for benefits under this Plan and does not receive any decision on such claim within a reasonable time may request a review by the Incentive Savings Plan Committee of the claim. Any person requesting a review under this Subsection 7.7(b) shall have the opportunity to review pertinent documents and to submit a written statement to the Incentive Savings Plan Committee, shall be entitled to request a hearing before the Incentive Savings Plan Committee, and shall be entitled to have representation in connection with this review procedure.

          (c) Upon receipt of a request for review under Subsection 7.7(b) hereof, the Incentive Savings Plan Committee, shall render a decision as promptly as possible and in any event within sixty days from such receipt, unless special circumstances, such as the need to hold a hearing, require an extension of time for processing; in which case a decision shall be rendered as soon as possible, but not later than 120 days from such receipt. The decision of the Incentive
               Savings Plan Committee shall be in writing and shall include the specific grounds for the decision and specific reference to the provisions of this Plan upon which the decision is based.

                             ARTICLE VIII

          Voting Rights, Tender Offers and Changes in Control

     8.1 In General. All rights with respect to Employer Securities in the Contiental Stock Fund shall be exercised and all directions to tender Employer Securities in the Continental Stock Fund pursuant to a tender offer shall be made in accordance with the following provisions of this Article VIII.

     8.2  Notice by Company to Participants and Participants'
          Instructions.

          Within one hundred and twenty hours of the commencement of a tender offer (which shall be deemed to commence at 12:01 A.M. New York time on the day the tender offer is first published or distributed to shareholders) and in accordance with the Trust Agreement, the Company shall provide to each Participant (1) the written tender offer information provided to the shareholders of the Company, (2) a statement of the number of full and fractional shares of Employer Securities which the Participant may direct the Trustees to tender, and (3) the means established and paid for by the Company by which the Participant may expeditiously instruct the Trustees to tender or not to tender part or all of the number of shares of Employer Securities held in his account in the Continental Stock Fund. Thereafter, during the pendency of the tender offer, the Company shall promptly provide each Participant with any additional written tender offer information that is provided to shareholders of the Company; but except for directions as to how to use the forms provided for giving instructions, the Company shall not provide to Participants any information or guidance not provided to all shareholders. The Trustees shall tender or not tender (or withdraw from tender) shares in accordance with such instructions. The Trustees shall not tender shares for which no timely instructions have been received. In any event, they shall not tender any shares until a time not sooner than three hours before the last time (the "Expiration Time") shares can be tendered under the terms of the tender offer as announced prior to the time of tender, except that in the case of an offer for less than all of the Company's shares, if the pro-ration period ends before the Expiration Time, the Trustees will tender such shares not sooner than three hours before the end of the pro-ration period. If permitted to do so under the terms of the tender offer and applicable law, the Trustees will withdraw from the tender offer any shares tendered pursuant to the offer on behalf of a Participant if the Participant shall have requested the withdrawal of such shares. A Participant shall not be limited as to the number of instructions to tender or withdraw that he may give to the Trustees. All shares that have been tendered pursuant to Participant's instructions and have not been withdrawn prior to the expiration of the tender offer will be withdrawn from the Continental Stock Fund and will be sold by the Trustees in accordance with the terms of the tender offer. All proceeds of such sales, the right to receive such proceeds, and the reinvestment of such proceeds shall be held in the Participant's account in the Continental Stock Fund. Tender offer instructions received from Participants shall be held in confidence by the Trustees and shall not be divulged to the Company or to any officer or employee thereof, or to any other person other than such agents of the Trustees as they may appoint to perform their duties under this Section. In implementing the foregoing procedures, the Company will act fairly, in the best interests of each Participant, and in a manner which will not impose undue pressure on any Participant as to what tender offer instructions he or she should give to the Trustees. Specifically, the Company (a) shall assure that all written information provided to all other shareholders of the Company about the terms of the tender offer is provided to Participants on a timely basis and that clearly false or misleading information is not provided (or is corrected if it has been provided to Participants by other parties) and (b) shall not mislead Participants or exert pressure on Participants to give particular tender offer instructions. The Company shall certify to the Trustees in writing upon the Trustees' request that the Company has complied with the provisions of the previous sentence.

     8.3 General. The Trustees shall have no duty to solicit directions from Participants except as specified herein and in the Trust Agreement. The Trustees shall have no liability with respect to the tender or failure to tender of any shares of Employer Securities made in accordance with the provisions of this
          Article VIII.

          Notwithstanding the above, no Participant shall have by reason of this Article VIII any right, title or interest in Employer Securities or the Continental Stock Fund. However, a Participant will have the right to instruct the Trustees with respect to such Employer Securities in the case of a tender offer as set forth in Section 8.2 of this Plan.

     8.4 Change in Control. After a Change in Control, as defined below, any Participant who terminates Employment shall receive a distribution, valued as of the date his Employment terminates, of all assets, Investment Shares and Investment Units then credited to his Accounts. For purposes of this section, a "Change in Control" means the occurrence of any of the following events: (i) any "person" or "group" of persons (as such terms are used in sections 13 and 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan sponsored by the Company, becomes the "beneficial owner" (as such term is used in section 13 of such Act) of 30% or more of the outstanding shares of the Company's capital stock entitled to vote for the election of directors; or (ii) any shares of any class of the Company's capital stock are purchased pursuant to a tender or exchange offer (other than an offer by the Company or a subsidiary thereof); or (iii) the approval by the requisite vote of the Company's shareholders of any merger, consolidation, sale of assets, liquidation or reorganization as a result of which the Company will not survive as a publicly-owned corporation; or (iv) a change in the composition of the Board of Directors during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     8.5 Voting of Other Shares of Continental Stock Held in Continental Stock Fund. Any other provisions of this Article VIII notwithstanding, the Trustees shall provide each Participant who has shares of Continental Corporation common stock credited to his Accounts invested in the Continental Stock Fund, with a copy of the proxy solicitation material for each annual meeting or special meeting of the shareholders of the Corporation, together with a request for instructions as to how such shares should be voted at the meeting. Upon receipt of such instructions, the Trustees shall vote all such shares as instructed. The Trustees shall vote such shares for which they have not received instructions in proportion to those shares for which they receive instructions.






                              ARTICLE IX

                Amendment, Modification or Termination

     9.1  Amendment, Modification or Termination.

          (a) The Company, on behalf of the Employers, reserves the right, by and through the Board of Directors or the Compensation Committee, at any time to terminate the Plan, in whole or in part, and at any time and from time to time to amend or modify the Plan. The Office of the Chairman (or, in the cases of clauses (i) and (iii) below, the senior Human Resources officer) may approve in writing any amendment to the Plan when it finds that such amendment:
               (i) is required to conform the Plan to applicable laws or regulations, (ii) will not increase the annual cost of the Plan by more than the greater of 5% or $1 million, or (iii) is intended only to implement transactions approved by the Board. However, no amendment or modification of the Plan shall make it possible, at any time prior to the satisfaction of all liabilities with respect to employees and their beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for or diverted to, purposes other than for the exclusive benefit of employees or their beneficiaries.

          (b) If the Board of Directors or Compensation Committee terminates the Plan, in whole or in part, then every affected Participant at the date the termination takes effect shall receive a distribution of the value as of the date of distribution of all cash and Investment Units credited to his accounts as of the date of termination. Distribution to each affected Participant shall be made in a single payment as soon after termination as practicable, and may be made in cash or in kind or partly in cash, as the Administrator in his sole discretion shall determine. In the event that the Plan is terminated, or upon complete discontinuance of Company Contributions under the Plan, with respect to all or some of the Participants, the rights of all affected Participants at the date the termination takes effect or at the date of such complete discontinuance of Company Contributions, as the case may be, to the amounts credited to their respective Accounts shall become nonforfeitable.

     9.2 Merger, Consolidation and Transfer of Plan Assets. The Board of Directors or Compensation Committee may direct the Administrator to do all things necessary to effect a merger or consolidation of the Plan with, or the transfer of all or a part of the assets and liabilities of the Plan to, another plan (or plans) if and only if

          (a) Each trust forming a part of such plan (or plans) is a qualified trust under Section 401 of the Internal Revenue Code of 1986 and that each such trust is exempt from Federal income tax under Section 501 of the Internal Revenue Code of 1986;

          (b) Each Participant in the Plan would (if the Plan then terminated) received a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated); and

          (c)  The Administrator shall have timely filed, pursuant to
               Section 6058 of the Internal Revenue Code of 1954, an actuarial statement of valuation evidencing compliance with
               (b) above.

               The Board of Directors, the Compensation Committee, the Trustees and the Administrator shall be entitled to rely conclusively on the certificate of any actuary stating that the condition set forth in (b) above has been met.

                               ARTICLE X

                             Miscellaneous

     10.1 No Right to Continued Employment. The Plan confers no right on any employee to continue in employment and confers upon no person any right, claim or interest to any payment under the Plan or from the Trust Fund except as expressly provided in the Plan.

     10.2 Prohibition of Assignment of Interest. No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Administrator shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

     10.3 Facility of Payments. In the event that the Administrator shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, or otherwise, the Administrator may direct that any benefit payments due shall be paid to the duly appointed legal representative of such person, or if there be no duly appointed legal representative, to the spouse, a child, a parent or other blood relative of the person, or to any person deemed by the Administrator to have incurred expense for the benefit of such person, and any such payments so made shall be a complete discharge of the liabilities of the Plan therefor.

     10.4 Refund of Company Contributions. Once a contribution is made to the Plan by an Employer on behalf of its Employees, it is not refundable to the Employer unless the contribution:

          (a)  was made by a mistake of fact;

          (b) was made conditioned upon a favorable determination by the Internal Revenue Service and such a determination is not received; or

          (c) was made conditioned upon the contribution being allowed as a deduction for Federal income tax purposes and such deduction is disallowed.

               Any refund under (a) must be made within one year from the date the contribution was made to the Plan, and any refund under (b) and (c) must be made within one year from the date of failure to receive a favorable determination, or the date of disallowance of the tax deduction, respectively.

     10.5 Number and Gender. Where from the context it appears appropriate, each term used in this Plan in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

     10.6 Captions. Captions and Sections of this Plan are inserted for convenience of reference only, and the Plan is not to be construed by interpretation thereof.

     10.7 Applicable Law. This Plan shall be interpreted, construed and administered in accordance with the laws of the State of New York (to the extent not preempted by ERISA), and with a view toward compliance with ERISA.

                              ARTICLE XI

                       Top-Heavy Plan Provisions

     11.1 General Rule. For any Plan Year (calendar year) commencing on or after January 1, 1984 and in which this Plan is a "Top-Heavy Plan" as defined in Section 11.7 in accordance with Section 416 of the Code and any applicable regulations thereunder, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

          (a)  The vesting provisions of Section 11.2.

          (b)  The minimum contribution provision of Section 11.3.


          (c)  The limitation on compensation set by Section 11.4.

          (d)  The limitation on contributions set by Section 11.5.

     11.2 Vesting Provisions. Each Participant who (i) has completed an hour of service during any plan year in which the plan is top-heavy and (ii) has completed the number of years of vesting service specified in the following table shall have a nonforfeitable right to the percentage of the benefit accrued under this plan (derived from employer contributions) correspondingly specified in the following table:

                                                 Percentage of
                           Years of              Nonforfeitable
                        Vesting Service             Benefit

                        Less than 1                    0
                             1                        20
                             2                        40
                             3                        60
                             4                        80
                        5 of more                     100

          (a) Vesting Service" as used in this Section 11.2 shall constitute Years of Vesting Service as defined in Section
               1.23 of this Plan and used to determine the percentage of nonforfeitable benefits under Section 5.3.

          (b) Each Participant's nonforfeitable accrued benefit shall not be less than his nonforfeitable accrued benefit determined as of the last day of the last plan year in which the Plan was a Top-Heavy Plan. If the Plan ceases to be top-heavy, each Participant with five or more years of service, whether or not consecutive, shall have his nonforfeitable accrued benefit determined in accordance with this section and Section 5.3. Each such Participant shall have the right to elect the applicable schedule within 60 days after the day the Participant is issued written notice by the Administrator, or as otherwise provided in accordance with regulations issued under the provisions of the Internal Revenue Code of 1954, as amended, relating to change in the vesting schedule.

          (c) This provision shall apply without regard to contributions or benefits under Social Security or any other Federal or State Law.

     11.3 Minimum Contribution Provisions. Each Employee eligible to participate in the Plan who (i) is a Non-Key Employee (as defined in Section 11.9 below) and (ii) is employed on the last day of the Plan Year shall be entitled to have Company contributions (including forfeitures) allocated to his Account of not less than three percent (the "minimum contribution percentage") of the Participant's Compensation (within the meaning of Section 415 of the Code).

          The minimum contribution percentage set forth above shall be reduced for any Plan Year to the percentage at which Company contributions (including forfeitures) are made (or required to be made) under the Plan for the Plan Year for the Key Employee for who such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee (as defined in Section 11.8 below) shall be determined by dividing the contributions (including forfeitures) made for such Key Employees by so much of his Compensation for the Plan Year as does not exceed $200,000 (adjusted in the same manner as the amount set forth in Section 11.4 below).

          Contributions taken into account under the immediately preceeding sentence shall include contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 11.7(c) below) but shall not include any plan required to be included in such required Aggregation Group if such plan enables a defined contribution plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders or the highly-compensated or prescribing the minimum participation standards.

          Contributions taken into account under this Section 11.3 shall not include any contributions under the Social Security Act or any other federal or state law. Participant Tax-Deferred Contributions shall be taken into account as Company contributions for purposes of this paragraph.

     11.4 Limitation on Compensation. Compensation taken into account under this section and under Section 1.9 for purposes of computing contributions under this Plan shall not exceed the first $200,000, provided that such limit shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

     11.5 Limitation on Contributions. In the event that the Company also maintains a defined benefit plan the following shall apply:

          (a) If for the Plan Year this Plan would not be a "Top-Heavy Plan" as defined in Section 11.7 below if "90 percent" were substituted for "60 percent", then Section 11.3 shall apply for such Plan Year as if amended so that "four percent" were substituted for "three percent" therein.

          (b) If for the Plan Year this Plan would continue to be a "Top-Heavy Plan" as defined in Section 11.7 below if "90 percent" were substituted for "60 percent", then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set forth in Section 3.1 for the Plan Year ending by substituting 1.0 for 1.25 in each place such figure appears in Sections 415(e)(2)(B) or 415(e)(3)(B) of the Code.

     11.6 Coordination with Other Plans. In the event that a defined benefit plan maintained by an Employer provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be treated as a part of this Plan pursuant to applicable principles (such as Rev. Rul. 81-202 or any successor ruling) in determining whether this plan satisfies the requirements of Section 11.3, thereby providing benefits at least equal to the defined benefit minimum. Such determination shall be made upon the advice of counsel by the Plan's Committee.

     11.7 Top-Heavy Definition. This Plan shall be a "Top-Heavy Plan" for any Plan Year if, as of the Determination Date (as defined in Section 11.7(a) below), the aggregate value of the Accounts under the Plan for Participants (including former Participants) who are Key Employees (as defined in Section 11.8 below) exceeds 60 percent of the aggregate value of the Accounts for all Participants, or if this Plan is in a Required Aggregation Group which for such Plan Year is a Top-Heavy Group (as defined in Section 11.7(d) below). For purposes of making this determination, the present value of the aggregate of the accounts for a Participant (i) who is not a key employee but who was a key employee in a prior year or (ii) for plan years beginning after 12/31/84, who has not performed any service of the employer at any time during the 5-year period ending on the determination date, shall be disregarded. However, the Plan shall not be considered a "Top-Heavy Plan" for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group which is not top-heavy.

          (a) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year (except that for the first Plan Year of this Plan the determination date means the last day of such Plan Year).

          (b) The present value shall be determined as of the most recent valuation date that is within the twelve-month period ending on the determination date, and as described in the regulations under the Internal Revenue Code as of 1954, as amended.


          (c) "Aggregation Group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

               (A) The group of plans that are required to be aggregated (the "required aggregation group") includes:

                    (i) Each plan (including any terminated plan) of an Employer (as defined in Section 11.10 below) in which a Key Employee is a Participant, including collectively-bargained plans, and

                    (ii) Each other plan (including any terminated plan),
                         including collectively-bargained plans of the Employer which enables a plan in which a Key Employee is a Participant to meet the requirements of the Code prohibiting discrimination as to contributions or benefits in favor of Employees who are officers, shareholders or the highly-compensated or prescribing the minimum participation standards.

               (B) The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required Aggregation Group plus one or more plans of an Employer that is not part of the Required Aggregation Group and that the Committee certifies as constituting a plan within the permissive aggregate group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly-compensated and to meet the minimum participation standards under the Code.

          (d) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees, under all such defined benefit plans, plus the aggregate accounts for all employees, excluding former Key Employees, under such defined contribution plans. If the Aggregation Group that is a Top-Heavy Group is a required Aggregation Group, each plan in the group will be top-heavy. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation Group, only those plans that are part of the required Aggregation Group will be treated as top-heavy. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be top-heavy.

          (e) In determining whether this Plan constitutes a "Top-Heavy Plan", the Committee (or its agent) shall make the following adjustments in connection therewith:

               (A) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as the determination dates for such plans that fall within the same calendar year.

               (B) In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account shall include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the determination date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to employees which represented the entire amount credited to their accounts under the applicable plan.

               (C) Further, in making such determination, such present value or such account shall include any rollover contribution or plan-to-plan transfer, as follows:

                    (i) If the rollover contribution or plan-to-plan transfer is initiated by the employee or made to or from a plan maintained by another Employer, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account unless the plan accepted it before January 1, 1984.

                    (ii) If the rollover contribution or plan-to plan
                         transfer is not initiated by the employer or made to or from a plan maintained by another Employer, the plan accepting the distribution shall include such distribution in the present value or such account, whether or not the plan accepted the distribution before January 1, 1984; the plan making the distribution shall not include the distribution in the present value or such account.

               (D) Effective January 1, 1985, if any individual has not received any compensation from any Employer maintaining the plan (other than benefits under the plan) at any time during the 5-year period ending on the Determination Date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

     11.8 Key Employee. The term "Key Employee" means any employee or former employee under this Plan who, at any time during the Plan Year containing the Determination Date or during any of the four preceding Plan Years, is or was one of the following:

          (a) An officer of the Employer. However, an officer earning not more than one and one-half times the then applicable limit in Section 415(c)(1)(A) of the Code shall not be considered a Key Employee.

               Whether an individual is an officer shall be determined by the committee on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of:

               (A)  50 employees, or

               (B) the greater of three employees or 10 percent of the employees.

                    For the purpose of the preceding sentence, the highest-paid officers shall be selected first.

          (b) One of the ten employees owning (or considered as owning, within the meaning of the constructive ownership rules of the Code) the largest interests in the Employer. An employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other employees own a greater interest than that employee. However, an employee will not be considered a top ten owner for a Plan Year if the employee does not earn more than the applicable limitation in Section 415(c)(1)(A) of the Code.

          (c) Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the Code) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the combined total voting power of all stock of the Employer.

          (d) A person satisfying (c) above if "one percent" were substituted for "five percent" and having an annual Compensation of more than $150,000.

           For purposes of parts (a), (b), (c) and (d) of this Section 11.8, a beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of Subclauses (b), (c) and (d), each individual Employer is treated separately in determining ownership percentages; but, in determining the amount of compensation, all Employers are taken into account.

       11.9 Non-Key Employee. The term "Non-Key Employee" means any employee (and any beneficiary of an employee) who is not a Key Employee.

      11.10 Employer. The term "Employer" means the definition of Company in Section 1.6 and any Affiliated Corporation as defined in Section 1.3.

      11.11  Collective Bargaining Rules.  The provisions of Section 11.2,
             11.3 and 11.4 above do not apply with respect to any employee included in a unit of employees covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good faith bargaining, unless the application of such subsections has been agreed upon with the collective bargaining agent.

      11.12 Distributions to 5% Owners. Any other provision of this Plan to the contrary notwithstanding, distribution of a Member's interest in this Plan to each person who is or at any time has been a 5% owner shall commence no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2.

                              ARTICLE XII

             Employees Subject to Securities Exchange Act

      12.1 Limitation on Common Stock Transactions. The Incentive Savings Plan Committee shall establish in writing such rules so that any transaction by an Employee who is an officer of the Company (on an Affiliated Corporation) who is subject to
             Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be in compliance with Rule 16b-3 of the Exchange Act with regards to any aspect of participation in the Plan which involves the investment in or disposition of shares of stock in the Continental Stock Fund for the account of such officer.


      12.2   Administration.  The rules established pursuant to Section
             12.1 shall be enforced in a manner determined by the Incentive Savings Plan Committee.

                             ARTICLE XIII

                           DIRECT ROLLOVERS

      13.1 Distributee's Election. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      13.2 Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includiblein gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      13.3 Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
             section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     13.4 Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     13.5 Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.